UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2011

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.                      Other Events

On August 8, 2011, POZEN Inc., a Delaware Corporation (“POZEN”) announced that on August 5, 2011, the United States District Court for the Eastern District of Texas has issued a favorable verdict in the litigation between POZEN and several generic pharmaceutical companies which had filed Abbreviated New Drug Applications (ANDAs) seeking approval from the U.S. Food and Drug Administration (FDA) to market generic copies of Treximet® (sumatriptan/naproxen sodium).  The District Court ruled U.S. Patent Nos. 6,060,499 (the ʼ499 patent) and 6,586,458 (the ʼ458 patent) to be valid, enforceable and infringed by Par Pharmaceutical, Inc. (Par), Alphapharm Pty Ltd. (Alphapharm), and Dr. Reddy’s Laboratories, Inc. (DRL).  A third patent, U.S. Patent No. 7,332,183 (the ʼ183 patent) covering the Treximet formulation was held to be valid, enforceable and infringed by Par and DRL.  The ʼ183 patent was not asserted against Alphapharm.  The District Court also ordered that defendants’ ANDAs not be approved by the FDA until, with respect to Par and DRL, at least the expiration of the ʼ183 on October 2, 2025, and with respect to Alphapharm, the expiration of the ʼ499 and ʼ458 patents on August 14, 2017.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                    Description

99.1                                           Press Release of POZEN Inc. dated August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  August 9, 2011